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Exhibit 10.23

                        RESTRICTED STOCK AWARD AGREEMENT

         THIS AGREEMENT (the "Agreement"), is made, effective as of June 21, 2000 (the "Grant Date") between SPALDING HOLDINGS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and G. WADE LEWIS (hereinafter called the "Participant").

         WHEREAS, the Company has adopted the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Spalding Holdings Corporation and Subsidiaries (the "Plan"), which Plan as it may be amended from time to time is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company and its Shareholders to grant the common stock of the Company (the "Common Stock") provided for herein (the "Restricted Stock Award") to the Participant pursuant to the Plan and the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of 500,000 shares of Common Stock (hereinafter called the "Restricted Stock"), in consideration of the Participant's payment of the par value of $.01 per share of Common Stock, for a total payment of $5,000. The Restricted Stock shall be fully vested and nonforfeitable as of the Grant Date.

         2. Certificates. Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Participant's name on the shares transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times, unless otherwise requested by the Participant.

         3. Rights as a Shareholder. The Participant shall be the record owner of the Restricted Stock and, as record owner, shall be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights with respect to the Restricted Stock; provided that the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in
Section 5.

         4. Legend on Certificates. The certificates representing the Restricted Stock delivered to the Participant as contemplated by Section 2 above shall bear the following legend:

                  "THE STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION
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                  COMPLIES WITH THE PROVISIONS OF THE RESTRICTED STOCK AWARD
                  AGREEMENT DATED AS OF JUNE 21, 2000 BETWEEN SPALDING HOLDINGS CORPORATION ("THE COMPANY") AND THE PARTICIPANT NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY)."

In addition, the Restricted Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any shares exchange upon which such Restricted Stock is listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         5. Transferability.

         (a) Representations, Warranties and Agreements. The Participant agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being herein referred to as a "transfer") any shares of Restricted Stock unless such transfer complies with this Agreement. Furthermore, if the Participant is an "affiliate" (as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted by the Board of Directors of the Company) of the Company (an "Affiliate"), the Participant agrees and acknowledges that he will not transfer any shares of the Restricted Stock unless (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the rules and regulations in effect thereunder (the "Act"), and in compliance with applicable provisions of state securities laws or (ii) counsel for the Participant (which shall be such counsel acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to this Section 5 or Sections 6 or 7 hereof, (y) a transfer upon the death of the Participant to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Participant's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Restricted Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Grant Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Participant, his spouse or his lineal descendants (a "Participant's Trust") or a transfer made to such a trust by a person, other than the Participant, who has become a holder of Restricted Stock in accordance with the terms of this Agreement, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.
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         (b) Restriction on Transfer. Except for transfers permitted by clauses
(x), (y) and (z) of Section 5(a) or a sale of shares of Restricted Stock pursuant to an effective registration statement under the Act filed by the Company or pursuant to the Sale Participation Agreement (as defined below), the Participant agrees that he will not transfer any shares of the Restricted Stock at any time prior to the occurrence of a Public Offering (defined in Section 8 below). No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

         (c) Right of First Refusal. If at any time prior to a Public Offering, the Participant receives a bona fide offer to purchase any or all of his shares of Restricted Stock (the "Offer") from a third party (the "Offeror") which the Participant wishes to accept, the Participant shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Participant's notice shall contain an irrevocable offer to sell such shares of Restricted Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the Participant's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Restricted Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's Board of Directors, by delivering a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Participant at the principal office of the Company against delivery of certificates or other instruments representing the shares of the Restricted Stock so purchased, appropriately endorsed by the Participant. If at the end of such 30 day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Participant may during the succeeding 30 day period sell not less than all of the shares of Restricted Stock covered by the Offer to the Offeror at a price and on terms no less favorable to the Participant than those contained in the Offer. Promptly after such sale, the Participant shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 30 day period for the Company to purchase the Restricted Stock, the Participant has not completed the sale of such shares of the Restricted Stock as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Restricted Stock.

         6. Participant's Resale of Restricted Stock to the Company Upon The Participant's Death or Disability.

         (a) Except as otherwise provided herein, if at any time prior to a Public Offering, the Participant either dies or becomes permanently disabled, then the Participant, the Participant's Estate or a Participant's Trust, as the case may be, shall have the right, for six months (or such longer time as determined by the Board of Directors) following the date of death or permanent disability, to sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Restricted Stock then held by the Participant, the Participant's Trust and/or the Participant's Estate, as the case may be, at the Repurchase Price,
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as determined in accordance with Section 8. The Participant, the Participant's
Estate and/or the Participant's Trust, as the case may be, shall send written notice to the Company of its intention to sell shares of Restricted Stock in exchange for the payment referred to in the preceding sentence (the "Redemption Notice"). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The Repurchase Price as described above shall be paid by delivery to the Participant, the Participant's Estate or the Participant's Trust, as the case may be, of a wire transfer of immediately available funds or a certified bank check or checks in the appropriate amount payable to the order of the Participant, the Participant's Estate or the Participant's Trust, as the case may be, against delivery of certificates or other instruments representing the Shares so purchased appropriately endorsed or executed by the Participant, the Participant's Estate or the Participant's Trust, or his or its duly authorized representative. For purposes of this Agreement, Participant shall be deemed to have a "permanent disability" when the majority of the Board of Directors of the Company shall, in good faith, so determine.

         (b) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 12, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 6(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under Delaware General Corporation Law (the "DGCL") (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being a "Default Event"), the Company shall not be obligated to repurchase any of the Restricted Stock from the Participant, the Participant's Estate or the Participant's Trust, as the case may be, until the first business day which is 10 calendar days after all of the foregoing Default Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that the number of Shares subject to repurchase under this Section 6(b) shall be that number of Shares held by the Participant, the Participant's Estate or a Participant's Trust, as the case may be, at the time of delivery of a Redemption Notice in accordance with Section 6(a) hereof; provided, further, that the Repurchase Calculation Date (as defined herein) shall be determined in accordance with Section 8 as of the Repurchase Eligibility Date (unless the Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Default Event had occurred in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Default Event had occurred).

         (c) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 12, the Participant, the Participant's Estate or the Participant's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 60 or more days and which has remained unsatisfied because of the provisions of Section 6(b).
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         7. The Company's Option to Repurchase Restricted Stock of Participant.

         (a) If, at any time prior to a Public Offering (i) the Participant either dies or becomes permanently disabled, (ii) the beneficiaries of a Participant's Trust shall include any person or entity other than the Participant, his spouse or his lineal descendants, or (iii) the Participant shall effect a transfer of any of the Shares other than as permitted in this Agreement (alternatively, a "Call Event"), the Company shall have the right to purchase all, but not less than all, of the shares of the Restricted Stock then held by the Participant or a Participant's Trust at the Repurchase Price, determined in accordance with Section 8 hereof. The Company shall have a period of 75 days from the date of a Call Event in which to give notice in writing to the Participant of the exercise of such election ("Call Notice").

         (b) The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase. The Repurchase Price shall be paid by delivery to the Participant of a wire transfer of immediately available funds or a certified bank check or checks in the appropriate amount payable to the order of the Participant against delivery of certificates or other instruments representing the Restricted Stock so purchased, which are appropriately endorsed or executed by the Participant, the Participant's Trust or his or its authorized representative.

         (c) Notwithstanding any other provision of this Section 7 to the contrary and subject to Section 12, if there exists and is continuing any Default Event, the Company shall delay the repurchase of any of the Restricted Stock (pursuant to a Call Notice given on a timely basis in accordance with Section 6(a) hereof) from the Participant, the Participant's Estate, or the Participant's Trust, as the case may be, until the Repurchase Eligibility Date; provided, however, that the number of shares of Restricted Stock subject to repurchase under this Section 7(c) shall be that number of shares of Restricted Stock held by the Participant, the Participant's Estate or a Participant's Trust, as the case may be, at the time of delivery of a Call Notice in accordance with Section 7(a) hereof; provided, further, that the Repurchase Calculation Date shall be determined in accordance with Section 8 based on the Repurchase Eligibility Date (unless the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Default Event had occurred, in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Default Event had occurred).

         8. Determination of Repurchase Price.

         (a) The Repurchase Price shall be calculated on the basis of the unaudited financial statements of the Company as of the last day of the fiscal quarter preceding the later of (i) the fiscal quarter in which the event giving rise to the repurchase occurs and (ii) the fiscal quarter in which the Repurchase Eligibility Date occurs (hereinafter called the "Repurchase Calculation Date"). The event giving rise to the repurchase shall be the death or permanent disability of the Participant, not the giving of any notice required pursuant to Section 6 or 7.

         (b) The "Repurchase Price" shall be a per share repurchase price equal to the Book Value Per Share (as defined in Section 8(c)) as of the Repurchase Calculation Date.
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         (c) For purposes of this Agreement, "Book Value Per Share" shall mean
$2.00, plus or minus the amount by which the book value per share of the Company as of the Repurchase Calculation Date is greater or less than $2.00, as the case may be, excluding any extraordinary or unusual items or the effects of purchase accounting adjustments or amortization thereof as determined in the discretion of the Board.

         (d) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock if such a market does not already exist. A "Qualified Public Offering" shall mean a Public Offering pursuant to an effective registration

         9. Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Participant hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Restricted Stock; and the Participant further covenants and agrees that he will furnish the Company with copies of the forms of election the Participant files within 30 days after the Grant Date.

         10. Change in Capitalization. If the Company shall be reorganized, or consolidated or merged with another corporation, any shares, securities or other property exchangeable for such Restricted Stock pursuant to such reorganization, consolidation or merger shall be deposited with the Company and shall become subject to the restrictions and conditions of this agreement to the same extent as if it had been the original property granted hereby.

         11. "Piggyback" Registration Rights.

         (a) Effective upon the purchase of Common Stock pursuant to this Agreement, until the first occurrence of a Qualified Public Offering (as defined in Section 8(e) above), the Participant hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement dated as of September 30, 1996, among the Company, Strata Associates, L.P. and KKR Partners II, L.P. (the "Registration Rights Agreement") and, in the case of a Qualified Public Offering and subject to the limitations set forth in this
Section 11, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Participant were an original party (other than the Company) thereto; provided, however, that the Participant shall not have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Participant shall not be bound by any amendments to the Registration Rights Agreement unless Participant consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Participant's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 11. All shares purchased by the Participant pursuant to this Agreement and held by the Participant, the Participant's Trust or the Participant's Estate shall be deemed to be Registrable Securities as defined in the Registration Rights Agreement.

         (b) The Company will promptly notify the Participant in writing (a "Notice") of any proposed registration (a "Proposed Registration") in connection with a Qualified Public

Offering. If within 15 days of the receipt by the Participant of such Notice, the Company receives from the Participant, the Participant's Trust or the Participant's Estate a written request (a "Request") to register shares of Restricted Stock held by the Participant, the Participant's Estate or the Participant's Trust (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Participant and the Company), shares of Shares will be so registered as provided in this Section 11; provided, however, that for each such registration statement only one Request, which shall be executed by the Participant, the Participant's Trust or the Participant's Estate, as the case may be, may be submitted for all Registrable Securities held by the Participant, the Participant's Estate and the Participant's Trust.

         (c) The maximum number of shares of Restricted Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Restricted Stock then held by the Participant (which for purposes of this subparagraph (c) shall include shares held by the Participant's Estate or a Participant's Trust), (ii) the maximum number of shares of Restricted Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all other Participants) as more fully described in subsection (d) of this Section 11 or (iii) the maximum number of shares which the Participant (pro rata based upon the aggregate number of shares of Common Stock the Participant and all other Participants have requested be registered) and all other Participants are permitted to register under the Registration Rights Agreement.

         (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Restricted Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Shares offered in such Qualified Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Restricted Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Restricted Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Common Stock which the "Holders" (as defined in the Registration Rights Agreement), including, without limitation, the Participant and other Participants have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Restricted Stock then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

         (e) Upon delivering a Request the Participant will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Restricted Stock to be registered pursuant to this Section 11 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Participant will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Restricted Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed shares powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Participant's agent and
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attorney-in-fact with full power and authority to act under the Custody
Agreement and Power of Attorney on the Participant's behalf with respect to the matters specified therein.

         (f) The Participant agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this
Section 11.

         12. Pro Rata Repurchases. Notwithstanding anything to the contrary contained in Sections 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and other Participants' agreements governing their ownership of any shares of Common Stock would result in a Default Event, then the Company shall make purchases from, and payments to, the Participant and other Participants pro rata (on the basis of the proportion of the number of shares of Common Stock each such Participant and all other Participants have elected or are required to sell to the Company) for the maximum number of shares of Common Stock permitted without resulting in a Default Event (the "Maximum Repurchase Amount"). The provisions of Section 6(b) and 7(c) shall apply in their entirety to payments and repurchases with respect to shares of Restricted Stock, which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 12. Until all of such Common Stock is purchased and paid for by the Company, the Participant and the other Participants whose Common Stock are not purchased in accordance with this
Section 12 shall have priority, on a pro rata basis, over other purchases of Common Shares by the Company pursuant to this Agreement and other Participants' Agreements.

         13. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Restricted Stock from the Participant, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Participant the right to sell, shares of Restricted Stock under the terms of this Agreement.

         14. Withholding. It shall be a condition of the obligation of the Company upon delivery of Restricted Stock to the Participant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock. The Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding Restricted Stock otherwise deliverable to participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of any such taxes. The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.

         15. Expiration of Certain Provisions. The provisions contained in Sections 5, 6 and 7 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 5, 6 and 7, shall terminate and be of no further force or effect with respect to any shares of Restricted Stock sold by the Participant (i) pursuant to an effective registration statement filed by the Company pursuant to Section 11 hereof or
(ii) pursuant to the terms of the Sale Participation Agreement of even date herewith, among the Participant and Strata Associates, L.P.

         The provisions contained in Sections 5, 6 and 7 of this Agreement, and the portion of any other provisions of this Agreement which incorporate the provisions of such Sections, shall terminate and be of no further force or effect upon the consummation of a merger, reorganization, business combination or liquidation of the Company, or a sale of Common Stock owned by the KKR Partners and Strata Associates (as such terms are defined in the Sale Participation Agreement), but only if such merger, reorganization, business combination, liquidation or sale of Common Stock results in Strata Associates, L.P. or any affiliate thereof, no longer having the power (i) to elect a majority of the Board of Directors of the Company or such other corporation which succeeds to the Company's rights and obligations pursuant to such merger, reorganization, business combination, liquidation or shares sale, or (ii) if the resulting entity of such merger, reorganization, business combination, liquidation or shares sale is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the resulting entity.

         16. Securities Laws. The Company may require the Participant to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

         17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed:

         (a) If to the Company, to it at the following address:

                           Spalding Holdings Corporation
                           425 Meadow Street, P.O. Box 901
                           Chicopee, Massachusetts  01021-0901

                           Attn:    Secretary
         with copies to:

                Kohlberg Kravis Roberts & Co.
                9 West 57th Street
                Suite 4200
                New York, New York  10019

                    Attn:  Michael T. Tokarz

         and

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York  10017-3909

                    Attn:  Arthur D. Robinson, Esq.

         (b) If to the Participant, to him at the address set forth below under his signature;

or at such other address as either party shall have specified by notice in writing to the other.

         18. Governing Law. The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         19. Confidential Information. The Participant will not disclose or use at any time any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Participant's performance of duties, if any, assigned to the Participant by the Company. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or its subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Participant proposes to disclose or use such information. The Participant acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Participant while employed by the

Company or its subsidiaries belong to the Company. The Participant will perform all actions reasonably requested by the Company to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments). Because the Participant's services are unique and because the Participant has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

         20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                SPALDING HOLDINGS CORPORATION


                                By:  /s/ James R. Craigie
                                     ---------------------
                                        James R. Craigie
                                        President and Chief Executive Officer


 /s/ G. Wade Lewis
-------------------
G. Wade Lewis
Domaine de la Valette
St. John, Jersey  JE34AA
Channel Islands